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                            [on NaviSite Letterhead]
                                                                    Exhibit 10.3
                                                                    ------------

                                                    December 11, 2002


Mr. Arthur Becker
Vice Chairman
ClearBlue Technologies Inc.

Dear Mr. Becker:

     In connection with the Notes and Note Purchase Agreement by and among NaviSite, Inc. (the "Company"), Compaq Financial Services Corporation ("CFS") and CMGI, Inc., dated as of October 29, 2001 and transferred to ClearBlue Finance, Inc. ("ClearBlue") on or about September 11, 2002 (the "Agreements"), and the transactions contemplated thereby, this letter confirms your agreement, and the agreement of ClearBlue (i) to accept NaviSite's pre-payment of any and all payments due under the Notes and Note Purchase Agreement for NaviSite's fiscal Q2 2003 through the date hereof to be paid in the form of NaviSite common stock, and (ii) to waive any and all payment obligations due under the Notes and Note Purchase Agreement for payment of Interest or Principal from December 12, 2002 through calendar year 2003. Capitalized terms used in this letter agreement and not otherwise defined shall have the meanings ascribed to them in the Agreement and in each 12% Convertible, Senior, Secured Note of the Company, dated November 8, 2001, payable to ClearBlue.

     If you have any questions with respect to this letter agreement, please contact Kevin Lo or me at (978) 946-7813. Please acknowledge your receipt of this letter agreement and your agreement to and acknowledgment of this letter agreement by signing the enclosed copy in the place indicated below and returning it to me via facsimile at (978) 946-7803 at your earliest convenience.


                                                    Very truly yours,

                                                    /s/ Joe K. Suyemoto

                                                    Joe K. Suyemoto
                                                    General Counsel


cc: Guy Molinari, Esq., Heller Ehrman


Acknowledged by:

        /s/ Arthur Becker
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Date:         12/12/02
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